Exhibit 99.1

AGREEMENT OF JOINT FILING

The undersigned hereby agree that the statement on Schedule 13D filed herewith (and any amendments thereto), is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: August 12, 2010	TISBURY SERVICES INC.

	By:	/s/ Sophia Ioannou
Sophia Ioannou, Director Abacus (Nominees) Limited, Trustee Golden Lake Trust

Dated: August 12, 2010	ABACUS (NOMINEES) LIMITED

	By:	/s/ Sophia Ioannou
Sophia Ioannou, Director